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EXECUTION COPY

                                                                   EXHIBIT 10.47


                                     OMNIBUS
                                  AMENDMENT TO
                     SERIES 2000-A INDENTURE SUPPLEMENT AND
                       SERIES 2001-A INDENTURE SUPPLEMENT

     This OMNIBUS AMENDMENT (this "Amendment") TO SERIES 2000-A INDENTURE SUPPLEMENT and SERIES 2001-A INDENTURE SUPPLEMENT is made as of October 31, 2002 by and between SPIEGEL CREDIT CARD MASTER NOTE TRUST, as Issuer (the "Issuer") and THE BANK OF NEW YORK, as Indenture Trustee (the "Indenture Trustee").

     WHEREAS, the Issuer and the Indenture Trustee are parties to the Series 2000-A Indenture Supplement, dated as of December 1, 2000, as amended (the "2000 Indenture Supplement") and the Series 2001-A Indenture Supplement, dated as of July 19, 2001 (the "2001 Indenture Supplement" and together with the 2000 Indenture Supplement, the "Indenture Supplements");

     WHEREAS, MBIA Insurance Corporation, Spiegel Credit Corporation III, First Consumers National Bank, Spiegel, Inc., Spiegel Acceptance Corporation, Spiegel Credit Card Master Note Trust, as Issuer and The Bank of New York, as Indenture Trustee have entered into the Omnibus Amendment to Insurance and Reimbursement Agreements (the "Omnibus Amendments") pursuant to which certain provisions of the Insurance and Reimbursement Agreement, relating to the Spiegel Credit Card Master Note Trust, Series 2000-A, dated as of December 19, 2000 (the "2000 Insurance Agreement") and the Insurance and Reimbursement Agreement, relating to the Spiegel Credit Card Master Note Trust, Series 2001-A, dated as of July 19, 2001 (the "2001 Insurance Agreement" and together with the 2000 Insurance Agreement, the "Insurance Agreements") were amended;

     WHEREAS, the Omnibus Amendments amended certain definitions which were also contained in Exhibit F to the Indenture Supplements and this Amendment is required in order to reflect such changes to such Exhibit F; and

     WHEREAS, the parties hereto also wish to amend the Indenture Supplements to add an additional Pay Out Event.

     Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the related Indenture Supplement.

     NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     Section 1.   Amendments.

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          (a)  Section 6.1 of the Indenture Supplements is hereby amended to add the word "or" following clause (l) thereof and to add the following clause (m) following clause (l):

               "(m) (i) an event of default, pay out event or other rapid amortization event or early redemption event shall occur with respect to the Series 2001-VFN issued by the Issuer or such Series shall terminate for any reason or (ii) on and after November 22, 2002, Spiegel, Inc. shall not have a $600,000,000 revolving credit facility available to it, or the revolving credit lenders' commitment thereunder shall terminate for any reason;"

          (b) The last paragraph of Section 6.1 of the 2000 Indenture Supplement is hereby amended to add a reference to clause "(m)" following the reference to clause (i).

          (c) The last paragraph of Section 6.1 of the 2001 Indenture Supplement is hereby amended to add a reference to clause "(m)" following the reference to clause (d).

          (d) The following definitions in Exhibit F to the Indenture Supplements, other than with respect to the amendment to the definition of Required Spread Account Amount which shall apply solely to the 2001 Indenture Supplement, are hereby amended to read as follows:

          "Required Spread Account Amount" means (a) on the Closing Date, the Spread Account Deposit, (b) on each Distribution Date prior to a Pay Out Event, an amount equal to the lesser of (x) the product of (i) the Spread Account Percentage for that Distribution Date and (ii) the Maximum Commitment Amount, and (y) the result of the Note Principal Balance on such Distribution Date, minus the Principal Accumulation Account Balance on such Distribution Date; and (c) on each Distribution Date after a Pay Out Event or on which a Pay Out Event has occurred, the greater of (x) the product of
     (i) the Spread Account Percentage for that Distribution Date and (ii) the Maximum Commitment Amount and (y) the Note Principal Balance as of that Distribution Date; provided (i) that at any time that a Dilution Trigger Event has occurred and is continuing, the amounts calculated pursuant to clauses (b)(x) and (c)(x) shall be increased by an amount equal to the product of (A) the amount by which the Dilution Rate exceeds 3.5% multiplied by (B) the Note Principal Balance and (ii) at any time that a Credit Agreements Trigger Event has occurred and is continuing, the amount calculated pursuant to clauses (b)(x) and (c)(x) shall be increased by an amount equal to 3% of the Maximum Commitment Amount.

          "Shadow Rating" means on any day the `shadow' rating on the Notes as determined by the Rating Agencies without giving effect to the Policy.

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          "Spread Account Percentage" means on each Distribution Date (i) if the
     Average Excess Spread Percentage for such Distribution Date is greater than 5.5%, the Spread Account Percentage shall mean 5.0% ("level 1"); (ii) if the Average Excess Spread Percentage for such Distribution Date is less than or equal to 5.5%, but is greater than 5.0%, the Spread Account Percentage shall mean 7.5% ("level 2"); (iii) if the Average Excess Spread Percentage for such Distribution Date is less than or equal to 5.0%, but is greater than 4.5%, the Spread Account Percentage shall mean 10% ("level
     3"); (iv) if the Average Excess Spread Percentage for such Distribution
     Date is less than or equal to 4.5%, but is greater than 3.5%, the Spread Account Percentage shall mean 12.5% ("level 4"); and (v) if the Average Excess Spread Percentage for such Distribution Date is less than or equal to 3.5%, the Spread Account Percentage shall mean 15% ("level 5");

     provided, however, that, if the Spread Account Percentage is greater than 5%, the Spread Account Percentage will remain constant until (a) it is required to be increased pursuant to (ii) through (v) above, or (b) the Average Excess Spread Percentage has exceeded the percentage specified as the upper bound of the range of Average Excess Spread Percentages specified for such Spread Account Percentage for three consecutive Distribution Dates, in which case the Spread Account Percentage will be decreased on the third consecutive Distribution Date as required in (i) through (v) above, provided that the Spread Account Percentage on any Distribution Date may in no event be reduced by more than one level below the Spread Account Percentage on the immediately preceding Distribution Date and in no event shall the Spread Account Percentage be less than 5%;

     provided, further, however, the following subsections (x) and (y) shall apply solely for the Distribution Dates for each of the six (6) Monthly Periods commencing with the June 2002 Monthly Period and the related July 2002 Distribution Date:

     (x) the amount required to be deposited in both Series 2000-A and Series 2001-A Spread Accounts shall equal the Required Spread Account Deposits (as defined in the Insurance Agreement); and

     (y) clause (x) above notwithstanding, the aggregate incremental amount required to be deposited in both Series 2000-A and Series 2001-A Spread Accounts for the seven (7) Monthly Periods commencing with the May 2002 Monthly Period and the Related June 2002 Distribution Date to meet the current "Level 5" requirement" shall not exceed $60 million in total.

          (e) Exhibit G of the 2001 Indenture Supplement is hereby amended by changing Section 2.05(f) referenced therein to read in its entirety as follows:

                 (f) If on any Distribution Date, after giving effect to all withdrawals from the Spread Account, the Available Spread Account Amount is less than the Required Spread Account Amount then in effect, the Indenture Trustee shall deposit

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                 Available Finance Charge Collections into the Spread Account up to the amount of the Spread Account Deficiency in accordance with subsection 4.4(a)(vii) of the Series 2001-A Indenture Supplement. Subject to Section 2.05(k), if on any Distribution Date prior to the commencement of the Rapid Amortization
                 Period, after giving effect to all withdrawals from the Spread Account, the Available Spread Account Amount exceeds the Required Spread Account Amount, the Servicer shall withdraw the amount of such excess and distribute such amount to the holders of the Seller Interest. Subject to Sections 2.05(j) and
                 2.05(k), following the commencement of the Rapid Amortization Period, no funds on deposit in the Spread Account shall be released to the holders of the Seller Interest unless and until all amounts owing to the Noteholders, the Insurer and the Counterparty under the Swap have been paid in full.

     Section 2. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following condition precedent:

          (a) Rating Agency Approval. Each of Standard & Poor's and Moody's shall have received prior written notice of this Amendment, and the Rating Agency Condition shall have been satisfied.

     Section 3. References. On and after the effective date of this Amendment, each reference in the Transaction Documents to the "Indenture Supplement" shall mean and be a reference to the Indenture Supplement as amended hereby.

     Section 4. Full Force and Effect. Except as specifically amended above, the Indenture Supplements and the other Transaction Documents are and shall continue to be in full force and effect. This Amendment shall not have the effect of restating the representations and warranties contained in the Transaction Documents nor shall this Amendment have the effect of waiving or otherwise modifying such representations and warranties or any provisions relating thereto,

     Section 5. Counterparts; Governing Law. This Amendment may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES WHICH WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION).

     Section 6. Supplemental Indenture. This Amendment shall be considered a Supplemental Indenture under Section 8.1 of the Indenture Supplements.

     Section 7. Effectiveness. This Amendment shall become effective as of June 1, 2002 when counterparts of this Amendment shall have been accepted and agreed to by

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     each of the parties hereto and the conditions precedent set forth in
     Section 2(a) hereof shall be satisfied.

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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment on this
31st day of October, 2002.


SPIEGEL CREDIT CARD MASTER NOTE TRUST
By: Deutsche Bank Trust Company Americas,
not in its individual capacity but solely as Owner Trustee

    /s/ Peter T. Becker
By:_________________________________
   Name:  Peter T. Becker
   Title: Vice President

THE BANK OF NEW YORK
as Indenture Trustee

    /s/ Robert Foltz
By:_________________________________
   Name:  Robert Foltz
   Title: Agent

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